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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement on Form S-4 of BNSF Corporation and the registration statement of Form S-4, as amended, of Burlington Northern Inc., of our report dated January 17, 1994, on our audits of the consolidated financial statements and the financial statement schedules of Burlington Northern Inc. and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.


January 13, 1995
Fort Worth, Texas